                                                                    EXHIBIT 10.3




Approved by the Wisconsin Department of Regulation and Licensing Wisconsin Real Estate, Inc.
6-1-00 (Optional Use Date)       WB-24 Option to Purchase
5-1-00 (Mandatory Use Date)                                     Page 1 of 4

BROKER DRAFTING THIS OPTION ON 21/11/2001 [DATE] IS AGENT OF [BUYER] STRIKE TWO

The Seller, Nelson Grain Farms, hereby grants to Buyer, an option to purchase (Option) the Property known as [Street Address] Cty. I Sec 24 in the Town of Arlington County of Columbia, Wisconsin, (if this Option is to be recorded, insert legal description at lines 218-224 or attach as an addendum per line 225) on the following terms:

DEADLINE FOR GRANT OF OPTION. This Option is void unless a copy of the Option which has been signed by or on behalf of all Owners is delivered to Buyer on or before November 15, 2001 (Time is of the Essence).

OPTION TERMS. An option fee of $2,500.00 will be paid by Buyer within 3 days of the granting of this Option, and shall not be refundable if the Option is not exercised. If the Option is exercised, $2,500.00 of the option fee shall be a credit against the purchase price at closing. This option may only be exercised by delivering written notice to Seller no later than midnight May 2, 2002. Buyer may sign and deliver the notice at lines 247-248, or may deliver any other written notice which specifically indicates an intent to exercise this Option. This Option shall be extended until August 2, 2002, upon payment of $2,500.00 in cash or equivalent to Seller on or before August 2, 2002, as an option extension fee which shall not be refundable if this Option is not exercised. If this Option is exercised, $2,500.00 of the option extension fee shall be a credit against the purchase price at closing. The option fee and option extension fee shall be (paid directly to Seller) (Aug. 2, 2002) [STRIKE ONE].

This Option, or a separate instrument evidencing this Option, (may) (may not) [STRIKE ONE] be recorded. CAUTION: FAILURE TO RECORD MAY GIVE PERSONS WITH SUBSEQUENT INTERESTS IN THE PROPERTY PRIORITY OVER THIS OPTION.

TERMS OF PURCHASE. If this Option is exercised per the terms of this Option, the following shall be the terms of purchase:

PURCHASE PRICE: Ten Thousand (per acre) WAN Dollars ($10,000.00) will be paid in cash or equivalent at closing unless otherwise provided below.

ADDITIONAL ITEMS INCLUDED IN PURCHASE PRICE: Seller shall include in the purchase price and transfer free and clear of encumbrances, all fixtures, as defined at lines 172-175 and as may be on the Property on the date of this Option, unless excluded at lines 28-29, and the following additional items: none

ITEMS NOT INCLUDED IN THE PURCHASE PRICE: any personal property of seller

CONVEYANCE OF TITLE: Upon payment of the purchase price, Seller shall convey the Property by warranty deed (or other conveyance as provided herein) free and clear of all liens and encumbrances, except municipal and zoning ordinances and agreements entered under them, recorded easements for the distribution of utility and municipal services, recorded building and use restrictions and covenants, general taxes levied in the year of closing and ---No other exception (provided none of the foregoing prohibit present use of the Property), which constitutes merchantable title for purposes of this transaction. Seller further agrees to complete and execute the documents necessary to record the conveyance.

PLACE OF CLOSING: This transaction is to be closed at the place designated by Buyer's mortgagee or Wis Real Estate within 30 days after the exercise of the Option, unless another date or place is agreed to in writing.

OCCUPANCY. Occupancy of the entire Property shall be given to Buyer at time of closing unless otherwise provided in this Option (lines 218-224 or in an addendum per line 225). Occupancy shall be given subject to tenant's rights, if any. Caution: Consider an agreement which addresses responsibility for clearing the Property of personal property and debris, if applicable.

LEASED PROPERTY. If Property is currently leased and lease(s) extend beyond closing, Seller shall assign Seller's rights under the lease(s) and transfer all security deposits and prepaid rents thereunder to Buyer at closing. The terms of the (written)(oral) STRIKE ONE lease(s), if any, are - N/A

CLOSING PRORATIONS. The following items shall be prorated at closing: real estate taxes, rents, private and municipal charges, property owner's association assessments, fuel and --No other. Any income, taxes or expenses shall accrue to Seller, and be prorated, through the day prior to closing. Net general real estate taxes shall be prorated based on (the net general real estates taxes for the current year, if known, otherwise on the net general real estate taxes for the preceding year) (-- ), STRIKE AND COMPLETE AS APPLICABLE. CAUTION: If proration on the basis of net general real estate taxes is not acceptable (for example, completed/pending reassessment, changing mill rate, lottery credits), insert estimated annual tax or other formula for proration.

ZONING Seller represents that the property is zoned Ag.

REPRESENTATIONS REGARDING PROPERTY AND TRANSACTION. Seller represents to Buyer that as of the date Seller grants this Option Seller has no notice or knowledge of conditions affecting the Property or transaction prior to Buyer signing this Option COMPLETE DATE OR STRIKE AS APPLICABLE and.

Seller agrees to notify Buyer of any condition affecting the Property or transaction which is materially inconsistent with the above representations, which arises after this Option is granted, but prior to exercise of this Option. Buyer shall have reasonable access to the Property, upon reasonable notice, from the time this Option is granted until the time for closing, for the purpose of inspecting and testing the Property to the extent reasonably necessary to fulfill the inspection and testing provisions of this Option. (See lines 110-124).

A "condition affecting the Property or transaction" is defined as follows:

(a) planned or commenced public improvements which may result in special assessments or otherwise materially affect the Property or the present use of the Property;
(b) completed or pending reassessment of the Property for property tax purposes;
(c) government agency or court order requiring repair, alteration or correction of any existing condition;
(d) any land division involving the subject Property, for which required state or local approvals had not been obtained;
(e) any portion of the Property being in a 100 year floodplain, a wetland or a shoreland zoning area under local, state or federal laws;
(f) conditions constituting a significant health or safety hazard for occupants of Property; Note: Possible LBP Disclosure Requirement.
(g) underground or aboveground storage tanks on the Property for storage of flammable or combustible liquids including but not limited to gasoline and heating oil which are currently or which were previously located on the Property; NOTE: Wis. Adm. Code, Chapter Comm. 10 contains registration and operation rules for such underground and aboveground storage tanks.

(h) material violations of environmental laws or other laws or agreements regulating the use of the Property;
(i) high voltage electric (100 KV or greater) or steel natural gas transmission lines located on but not directly serving the Property;
(j) any portion of the Property being subject to, or in violation of a Farmland Preservation Agreement under a County Farmland Preservation Plan or enrolled in, or in violation of, a Forest Crop, Woodland Tax, Managed Forest, Conservation Reserve or comparable program;
(k)  boundary disputes or material violation of fence laws (Wis. Stats. Chapter
     90) which require the erection and maintenance of legal fences between adjoining properties where one or both of the properties is used and occupied for farming or grazing purposes;
(l) wells on the Property required to be abandoned under state regulations (Wis. Adm. Code NR 112.26) but which are not abandoned;
(m) cisterns or septic tanks on the Property which are currently not servicing the Property;
(n) subsoil conditions which would significantly increase the cost of building on the property including, but not limited to subsurface foundations, organic or non-organic fill, dumpsites or containers on Property which contained or currently contain toxic or hazardous materials, high groundwater, soil conditions (e.g. low load bearing capacity) or excessive rocks or rock formations on the Property;
(o)  a lack of legal vehicular access to the Property from public roads;
(p) prior reimbursement for corrective action costs under the Agricultural Chemical Cleanup Program (Wis. Stats. Section 94.73);
(q) other conditions or occurrences which would reduce the value of the Property to a reasonable person with knowledge of the nature and scope of the condition or occurrence.

PROPERTY DIMENSIONS AND SURVEYS: Buyer acknowledges that any land dimensions, total square footage/acreage figures or allocation of acreage information provided to Buyer by Seller or by a broker, may be approximate because of rounding or other reasons, unless verified by survey or other means. CAUTION:
Buyer should verify land dimensions, total square footage/acreage figures or allocation of acreage information if material to Buyer's decision to purchase.

PROPERTY DAMAGE BETWEEN EXERCISE OF OPTION AND CLOSING: Seller shall maintain the Property until the earlier of closing or occupancy of Buyer in materially the same condition as of the date Buyer exercises this Option, except for ordinary wear and tear. If, prior to closing, the Property is damaged in an amount of not more than five per cent (5%) of the purchase price, Seller shall be obligated to repair the Property and restore it to the same condition that it was on the day this Option is exercised. If the damage is greater than 5% of the purchase price, Seller shall promptly notify Buyer in writing of the damage and this Option may be rescinded by Buyer and all Option fees paid by Buyer shall be immediately returned to Buyer. Should Buyer elect to exercise this Option despite such damage, Seller shall either repair the Property and restore it to the same condition that it was on the day of exercise of this Option, except for ordinary wear and tear or Buyer shall be entitled to the insurance proceeds relating to the damage to the Property, plus a credit towards the purchase price equal to the amount of Seller's deductible on such policy.

BUYER DUE DILIGENCE: Prior to exercising this Option Buyer may need to perform certain inspections, investigations and testing. Buyer is only authorized to do those inspections, investigations and tests which are authorized at lines 196-200 or lines 218-225. In addition to these inspections, investigations and tests, Buyer may need to obtain financing, approvals or other information, including but not limited to building permits, zoning variances, Architectural Control Committee approvals, review of condominium documents, review of business records, estimates for utility hook-up expenses, special assessments, charges for installation of roads or utilities, etc. WARNING: If Buyer contemplates developing property or a use other than the current use, there are a variety of issues which should be addressed in order to determine the feasibility of development of, or a particular use for, a property. Buyer is solely responsible for all expenses relating to financing, inspections, investigations, testing, approvals, permits, estimates, etc.

INSPECTIONS: An "inspection" is defined as an observation of the Property which does not include testing of the Property, other than testing for leaking LP gas or natural gas used as a fuel source, which are hereby authorized. Seller agrees to allow Buyer's inspectors reasonable access to the Property upon reasonable notice for those inspections authorized at lines 197-198. Buyer agrees to promptly restore the Property to its original condition after Buyer's Inspections are completed, unless otherwise agreed in this Option.

TESTING: Except as otherwise provided, Seller's authorization for inspections does not authorize Buyer to conduct testing of the Property. A "test" is defined as the taking of samples of materials such as soils, water, air or building materials from the Property and the laboratory or other analysis of these materials. Seller agrees to allow Buyer's testers reasonable access to the Property upon reasonable notice for those tests authorized at lines 199-200.
Note: The authorization for testing should specify the areas of the Property to be tested, the purpose of the test, (e.g., to determine if environmental contamination is present), any limitations on Buyer's testing and any other material terms of the authorization. Unless otherwise agreed, Buyer shall return the Property to its original condition following testing. Seller acknowledges that certain inspections or tests may detect environmental pollution which may be required to be reported to the Wisconsin Department of Natural Resources.

PRE-CLOSING INSPECTION: At a reasonable time, pre-approved by Seller or Seller's agent, within 3 days before closing, Buyer shall have the right to inspect the Property to determine that there has been no significant change in the condition of the Property, except for changes approved by Buyer.

CONDOMINIUM DISCLOSURES: If the property is a Condominium, Seller agrees to provide Buyer, at Seller's cost (see Wisconsin Statutes Section 703.20(2)), complete, current copies of disclosure materials (organization and operational documents, plans, financial statements, and in the case of a conversion condominium property information) as required by Wisconsin Statutes Section
703.33 no later than 15 days prior to closing and any amendment to these materials promptly after its adoption (except as limited for small residential condominiums per Wisconsin Statutes Section 703.365). These materials are available at cost from the condominium association. As provided in Wisconsin Statutes Section 703.33(4), Buyer may, within five business days after receipt of these documents, including any material modification thereto, rescind this Option by written notice mailed or delivered to Seller, the date of mailing or actual delivery being the effective date of notice.

TITLE EVIDENCE

     FORM OF TITLE EVIDENCE: Seller shall give evidence of title in the form of an owner's policy of title insurance in the amount of the purchase price on a current ALTA form issued by an insurer licensed to write title insurance in Wisconsin. CAUTION: IF TITLE EVIDENCE WILL BE GIVEN BY ABSTRACT, STRIKE TITLE INSURANCE PROVISIONS AND INSERT ABSTRACT PROVISIONS.

     PROVISION OF MERCHANTABLE TITLE: Seller shall pay all costs of providing title evidence. For purposes of closing, title evidence shall be acceptable if the commitment for the required title insurance is delivered to Buyer's attorney or Buyer not less than 3 business days before closing, showing title to the Property as of a date no more than 15 days before delivery of such title evidence to be merchantable, subject only to liens which will be paid out of the proceeds of closing and standard title insurance requirements and exceptions, as appropriate. CAUTION: BUYER SHOULD

CONSIDER UPDATING THE EFFECTIVE DATE OF THE TITLE COMMITMENT PRIOR TO CLOSING OR A "GAP ENDORSEMENT" WHICH WOULD INSURE OVER LIENS FILED BETWEEN THE EFFECTIVE DATE OF THE COMMITMENT AND THE DATE THE DEED IS RECORDED.

     TITLE ACCEPTABLE FOR CLOSING: If title is not acceptable for closing, Buyer shall notify Seller in writing of objections to title by the time set for closing. In such event, Seller shall have a reasonable time, but not exceeding 15 days, to remove the objections, and the time for closing shall be extended as necessary for this purpose. In the event that Seller is unable to remove said objections, Buyer shall have 5 days from receipt of notice thereof, to deliver written notice waiving the objections, and the time for closing shall be extended accordingly. If Buyer does not waive the objections, this Option shall be null and void. Providing title evidence acceptable for closing does not extinguish Seller's obligations to give merchantable title to Buyer.

     SPECIAL ASSESSMENTS: Special assessments, if any, for work actually commenced or levied prior to date this Option is exercised shall be paid by Seller no later than closing. All other special assessments shall be paid by Buyer. CAUTION: Consider a special agreement if area assessment, property owner,s association assessments or other expenses are contemplated. "Other expenses" are one-time charges or ongoing use fees for public improvements (other than those resulting in special assessments) relating to curb, gutter, street, sidewalk, sanitary and stormwater and storm sewer (including all sewer mains and hook-up and interceptor charges), parks, street lighting and street trees, and impact fees for other public facilities, as defined in Wis. Stat.
Section 66.55(1)(c) & (f).

DELIVERY/RECEIPT
Unless otherwise stated in this Option, any signed document transmitted by facsimile machine (fax) shall be treated in all manner and respects as an original document and the signature of any Party upon a document transmitted by fax shall be considered an original signature. Personal delivery to, or actual receipt by, any named Buyer or Seller constitutes personal delivery to, or actual receipt by Buyer or Seller. Once received, a notice cannot be withdrawn by the Party delivering the notice without the consent of the Party receiving the notice. A Party may not unilaterally reinstate a contingency after a notice of a contingency waiver has been received by the other Party. The delivery provisions in this Option may be modified when appropriate (e.g., when mail delivery is not desirable (see lines 203-209). Buyer and Seller authorize the agents of Buyer and Seller to distribute copies of the Option to Buyer's lender, appraisers, title insurance companies and any other settlement service providers for the transaction as defined by the Real Estate Settlement Procedures Act (RESPA).

DATES AND DEADLINES
Deadlines expressed as a number of "days" from an event, such as exercise of this Option, are calculated by excluding the day the event occurred and by counting subsequent calendar days. The deadline expires at midnight on the last day. Deadlines expressed as a specific number of "business days" exclude Saturdays, Sundays, any legal public holiday under Wisconsin or Federal law, and other day designated by the President such that the postal service does not receive registered mail or make regular deliveries on that day. Deadlines expressed as a specific number of "hours" from the occurrence of an event, such as receipt of a notice, are calculated from the exact time of the event, and by counting 24 hours per calendar day. Deadlines expressed as a specific day of the calendar year or as the day of a specific event, such as closing, expire at midnight of that day.

FIXTURES A "fixture" is defined as an item of property which is physically attached to or so closely associated with land or improvements so as to be treated as part of the real estate, including, without limitation, physically attached items not easily removable without damage to the Property, items specifically adapted to the Property, and items customarily treated as fixtures.

ENTIRE CONTRACT This Option, including any amendments to it, contains the entire agreement of the Buyer and Seller regarding the transaction. All prior negotiations and discussions have been merged into this Option. This agreement binds and inures to the benefit of the Parties to this Option and their successors in interest.

DEFAULT Seller and Buyer each have the legal duty to use good faith and due diligence in completing the terms and conditions of the terms of purchase after exercise of this Option. A material failure to perform any obligation under the terms of purchase after exercise of this Option is a default which may subject the defaulting party to liability for damages or other legal remedies.

          If BUYER DEFAULTS under the terms of purchase after exercise of this Option, Seller may:

          (1) sue for specific performance and request the earnest money as partial payment of the purchase price; or

          (2) terminate the purchase agreement and have the option to sue for actual damages.

          If SELLER DEFAULTS under the terms of purchase after exercise of this Option, Buyer may:

          (1) sue for specific performance; or

          (2) terminate the purchase agreement and sue for actual damages.

          In addition, the Parties may seek any other remedies available in law or equity.

          The parties understand that the availability of any judicial remedy will depend upon the circumstances of the situation and the discretion of the courts. If either Party defaults, the Parties may renegotiate the terms of purchase or seek nonjudicial dispute resolution instead of the remedies outlined above. By agreeing to binding arbitration, the Parties may lose the right to litigate in a court of law those disputes covered by the arbitration agreement.

RENTAL WEATHERIZATION. Unless otherwise agreed Buyer shall be responsible for compliance with Rental Weatherization Standards (Wis. Adm. Code Comm. 67), if applicable.

PROPERTY ADDRESS: 40 acres or more located in Sec. 24, Town of Arlington, Columbia County, WI (page 4 of 4, WB-24)

AUTHORIZATION FOR INSPECTIONS AND TESTS Buyer is authorized to conduct the following inspections and tests (see lines 110-121).

INSPECTIONS: any tests necessary for Buyer to determine if property is suitable for intended use. Buyer agrees to return the real estate to the condition it was in prior to any inspections or tests. TESTS:

DELIVERY OF DOCUMENTS AND WRITTEN NOTICES Unless otherwise stated in this Option, delivery of documents and written notices to a Party shall be effective only when accomplished by one of the methods specified at lines 203-212.

(1) By depositing the document or written notice postage or fees prepaid in the U.S. Mail or fees prepaid or charged to an account with a commercial delivery service, addressed either to the Party, or to the Party's recipient for delivery designated at lines 206 or 208 (if any), for delivery to the Party's delivery address at lines 207 or 208.
Seller's recipient for deliver (optional):
Seller's delivery address:  W5756 Harvey Road, Poynette, WI  53955
Buyer's recipient for delivery (optional):
Buyer's delivery address:  N3432 Cty. BB, Columbus, Wis. 53925
(2) By giving the document or written notice personally to the Party or the Party's recipient for delivery if an individual is designated at lines 206 or 208.
(3) By fax transmission of the document or written notice to the following telephone number:
Buyer: (    )                     Seller: (608)   635-4727

TIME IS OF THE ESSENCE "Time is of the Essence" as to payment of option fees and extension fee and all other dates and deadlines in this Option except: as mutually agreed upon by the parties. If "Time is of the Essence" applies to a date or deadline, failure to perform by the exact date or deadline is a breach of contract. If "Time is of the Essence" does not apply to a date or deadline, then performance within a reasonable time of the date or deadline is allowed before a breach occurs.

          This Option (is) (is not) STRIKE ONE assignable. This Property (is) (is not) STRIKE ONE homestead property.

ADDITIONAL PROVISIONS.
ADDENDA The attached Addendums A and B is/are made part of this Option.
IF GRANTED, THIS OPTION CAN CREATE A LEGALLY ENFORCEABLE CONTRACT. BOTH PARTIES SHOULD READ THIS OPTION AND ALL ATTACHMENTS CAREFULLY. BROKERS MAY PROVIDE A GENERAL EXPLANATION OF THE PROVISIONS OF THE OPTION BUT ARE PROHIBITED BY LAW FROM GIVING ADVICE OR OPINIONS CONCERNING YOUR LEGAL RIGHTS UNDER THIS OPTION OR HOW TITLE SHOULD BE TAKEN AT CLOSING IF THE OPTION IS EXERCISED. AN ATTORNEY SHOULD BE CONSULTED IF LEGAL ADVICE IS NEEDED.

This Option was drafted on 11-19-01 (date) by [License and Firm] Atty. Fredric
J. Lueders

       United Wis Grain Producers, LLC

(x)  By:
      Buyer's Signature  Print Name Here:                             Social Security No. or FEIN (Optional)            Date
(x)
Buyer's Signature  Print Name Here: United Wis. Grain Producers       Social Security No. or FEIN (Optional)            Date

SELLER GRANTS THIS OPTION. THE WARRANTIES, REPRESENTATIONS AND COVENANTS MADE IN THIS OPTION SURVIVE CLOSING AND THE CONVEYANCE OF THE PROPERTY. THE UNDERSIGNED HEREBY AGREES TO CONVEY THE ABOVE-MENTIONED PROPERTY ON THE TERMS AND CONDITIONS AS SET FORTH HEREIN AND ACKNOWLEDGES RECEIPT OF A COPY OF THIS OPTION.

         Nelson Grain Farms LLC

(x)
Seller's Signature  Print Name Here: Wayne Nelson, Member             Social Security No. or FEIN (Optional)            Date

(x)
Seller's Signature  Print Name Here:                                  Social Security No. or FEIN (Optional)            Date

This Offer was presented to Seller by Buyer on November, 2001, at      a.m./p.m.

THIS OPTION IS REJECTED   THIS OPTION IS COUNTERED (See attached counter)
      Seller Initials           Date            Seller Initials          Date

NOTICE OF EXERCISE OF OPTION By signing below and delivering this notice (see lines 201-212)

Buyer exercises the Option to Purchase.

(x)                                     (x)
   Buyer's Signature         Date          Buyer's Signature                Date

               ADDENDUM A TO OPTION TO PURCHASE OFUNITED WI GRAIN
            PRODUCERS, LLC, BUYER AND NELSON GRAIN FARMS, LLC, SELLER

1. Exact purchase price of real estate to be determined by number of acres included in a survey of the property provided at Seller's expense and agreed to by Buyer. Subject premises shall be minimum of 40 acres. Buyer agrees to provide Seller with a 35 foot wide access easement for ingress and egress to any portion of Seller's property that is not purchased by Buyer that does not have access to County Highway I.

2.   Purchase price shall be paid in the following manner:

               a.   $3,500 per acre in cash at closing.

               b. Seller shall have the choice of receiving the balance owing of $6,500 per acre in the form of a land contract with monthly payments with interest at the rate of 7% per annum, amortized over 20 years, with a term of ten (10) years and Buyer able to prepay an additional 20% of the original principal balance each year.

3. Buyer shall be responsible for the expense of obtaining all town, county, state or federal permits and approvals, including any zoning changes necessary, for Buyers proposed use of the subject premises as an ethanol plant. Seller agrees to cooperate with Buyer as necessary to obtain the said approvals, permits or rezoning. All expenses incurred in obtaining the approvals, permits, or rezoning shall be at Buyer's expense.

                         AMENDMENT TO OPTION TO PURCHASE

     Buyer and Seller agree to amend the Option dated November 21, 2001 and accepted on November 21, 2001 for the purchase and sale of 77.52 acres, more or less, located in Section 24, Town of Arlington, Columbia County, Wisconsin, as follows:

     1. Purchase price shall be Ten Thousand ($10,000.00) dollars per acre for 40 acres as determined by a survey of the property provided at Seller's expense and agreed to by Buyer predominately located in the Northwest Quarter of the Southwest Quarter, Section 24, Town of Arlington, Columbia County, Wisconsin. The balance of the real estate in the amount of 37.52 acres, more or less, predominately located in the Northeast Quarter of the Southwest Quarter, Section 24, Town of Arlington, Columbia County, Wisconsin shall be sold for Five Thousand ($5,000.00) dollars per acre. Seller will not sell less than all of the balance of land remaining, 37.52 acres, more or less, after sale of the first 40 acres. Exact legal description of subject parcels is attached hereto as Exhibit A and incorporated by reference as though fully set forth at length herein.

     2.   Purchase price shall be paid in cash at closing.

     3. The option shall be extended until October 31, 2002 upon payment of Two Thousand Five Hundred ($2,500.00) dollars in cash or equivalent to Seller on or before May 2, 2002, as an option extension fee which shall not be refundable if this option is not exercised. If this option is exercised, the option extension fee in the amount of $2,500.00 shall be credit against the purchase price at closing.

     4. Any exercise of the option by Buyer shall be subject to Seller's right to plant, maintain and harvest a crop on the option property.

                                   ADDENDUM A

A parcel of land located in the Southwest Quarter of the Northwest Quarter,
Section 24, Town 10 North, Range 9 East, Town of Arlington, Columbia County, Wisconsin, more particularly described as follows:

Beginning at the West Quarter corner of said Section 24; thence North 0 deg. 02'35" West, 177.00 feet; thence South 68 deg. 38'45" East, 205.92 feet; thence North 89 deg. 17'35" East, 630.08 feet; thence North 89 deg. 59'05':[sic] East,
346.24 feet; thence South 45 deg. 44'55" East, 154.62 feet; thence South 89 deg. 54'39" West, 1278.66 feet to the point of beginning. This parcel is subject to a road right of way of 33.00 feet over the most Westerly part and contains 3.13 acres.

A parcel of land located in the North Half of the Southwest Quarter of Section 24, Town 10 North, Range 9 East, Town of Arlington, Columbia County, Wisconsin, more particularly described as follows:

Beginning at the West Quarter corner of said Section 24; thence North 89 deg. 54'39" East, 2649.36 feet; thence South 0 deg. 01'05" East, 1320.58 feet; thence South 89 deg. 51'49" West, 2648.77 feet; thence North 0 deg. 02'35" West, 1054.98 feet; thence North 89 deg. 54'39" East, 215.54 feet; thence North 0 deg 02'35" West, 140.00 feet; thence South 89 deg. 54'39" West, 215.54 feet; thence North 0 deg. 02'35" West, 128.05 feet to the point of beginning. EXCEPT that parcel of land owned by C.M. St. P&P Railroad. This parcel is subject to a road right of way 33.00 feet over the most Westerly part and contains 77.59 acres. Also an easement for ingress and egress for this parcel over the following described parcel of land.

A parcel of land located in the Northwest Quarter of the Southwest Quarter of
Section 24; Town 10 North, Range 9 East, Town of Arlington, Columbia County, Wisconsin, more particularly described as follows: Commencing at the west Quarter corner of said Section 24; thence South 0 deg. 02'35" East, 248.05 feet to the point of beginning of said easement. Thence continue South 0 deg. 02'35" East, 20.00 feet; thence North 89 deg. 54'39" East, 113.00 feet; thence North 0 deg. 02'35" West, 20.00 feet; thence South 89 deg. 54'39" West, 113.00 feet to the point of beginning. This description is intended to describe an easement over the existing driveway.

EXCEPT Lot 1 of the Columbia County Certified Survey Map No. 3386 recorded as Document No. 620478 and EXCEPT Lot 1 of Columbia County Certified Survey Map No. 3474 recorded as Document No. 626320.

Tax Parcels 11-002-429.A, 11-002-431 and 11-002-432

     All other terms of the Option to Purchase remain the same. This amendment is binding upon Seller and Buyer only if a copy of the accepted Amendment is delivered to Seller on or before April 22, 2002.


     Dated                                 UNITED WIS GRAIN PRODUCERS LLC, Buyer
          -------------

                                           By:

                                               ---------------------------------
                                               Kevin Roche, President


     Dated                                 NELSON GRAIN FARMS LLC, Seller
          -------------

                                           By:

                                                --------------------------------
                                                Wayne Nelson, Member